UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2006  (October 4, 2006)
Date of Report  (Date of earliest event reported)
Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Protective Life Corporation (“the Company”), upon recommendation of its Corporate Governance and Nominating Committee, elected Vanessa Wilson to the Board, effective October 4, 2006. Effective as of that date, Ms. Wilson was also named as a member of the Finance and Investments Committee of the Board. The Board determined that Ms. Wilson qualifies as an independent member of the Board. Ms. Wilson will stand for election at the Company’s 2007 annual meeting of share owners. Ms. Wilson will receive standard compensation for directors of the Company.

There is no arrangement or understanding between Ms. Wilson and any other person pursuant to which she was selected as a director of the Company. There are no transactions in which Ms. Wilson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protective Life Corporation
By:	/s/ STEVEN G. WALKER _______________________ Name: Steven G. Walker Title: Senior Vice President, Controller and Chief Accounting Officer

Date: October 11, 2006